Exhibit 99.1

Glucotrack to File Significant IDE with FDA for US Clinical Trial in Early Q2 Based on Critical 2025 Milestones

Experience From Brazilian and Australian Clinical Trials Positions the Company to Submit Investigational Device Exemption (IDE) to FDA for Novel CBGM Technology in Q2 2026

Rutherford, NJ, March 27, 2026 (GLOBE NEWSWIRE) — Glucotrack, Inc. (Nasdaq: GCTK) (“Glucotrack” or the “Company”), a medical technology company focused on the design, development, and commercialization of novel technologies for people with diabetes, today provided a comprehensive recap of the critical operational milestones which have positioned the Company to submit an IDE to the U.S. Food and Drug Administration (FDA) for its novel continuous blood glucose monitoring (CBGM) technology, with a goal to file requisite documents with the FDA during Q2 of 2026.

“In 2025 we made meaningful progress in advancing the development of our fully implantable continuous blood glucose monitoring technology and strengthening Glucotrack’s foundation,” commented Paul V. Goode, PhD, President and Chief Executive Officer of Glucotrack. “The completion of our first-in-human study in Brazil and initiation of our follow up study in Australia enables us to advance toward our U.S. clinical program. With trial infrastructure in place and product enhancements completed, we are prepared to initiate the study, pending FDA approval.”

“In parallel, we have continued to strengthen the commercial and operational foundation of the business,” Dr. Goode added. “We have completed extensive U.S. market research across patients and multiple healthcare provider segments, which indicates an unmet need for a fully implantable CBGM solution. Diabetes represents one of the largest addressable healthcare markets globally, with Continuous Glucose Monitor (CGM) among its fastest-growing and most dynamic segments. Our research indicates that our differentiated technology has the potential to deliver meaningful, scalable impact for millions of patients.”

“We have also identified a clear U.S. reimbursement pathway that supports a compelling economic profile, built a dual-source U.S. manufacturing strategy with two qualified contract manufacturing partners, and assembled a seasoned management team with deep experience in diabetes and implantable medical technologies from industry leaders such as Dexcom, Abbott, Senseonics, and Medtronic.”

“We are extremely proud of the accomplishments we achieved as a team in 2025, and we are prepared to execute further on the development of our first-to-market CBGM system to meet the needs of the millions of people living with diabetes in the US alone,” concluded Dr. Goode.

First In-Human Study

In Q1, the Company completed its first in-human clinical trial. The objective of this 5-day in-hospital study was to assess the insertion, use, and removal of the intravascular lead which was connected to externalized electronics.The study, which was conducted at the Interventional Cardiology at Instituto do Coração in São Paulo, Brazil between December 13, 2024 and January 31, 2025, included ten participants with either Type 1 or Type 2 diabetes who were on intensive insulin therapy. The insertion and removal procedures were performed by interventional cardiologists using established percutaneous techniques.

Detailed analysis showed consistent performance during glucose tolerance testing with minimal lag time compared to venous blood samples. The study met all primary and secondary endpoints, demonstrating excellent accuracy with a Mean Absolute Relative Difference (MARD) of 7.7% across 122 matched pairs, a 99% data capture rate, and no procedure or device-related serious adverse events. These findings support the safety and performance of the Company’s long-term, implantable CBGM, which measures glucose from blood rather than interstitial fluid, eliminating the typical lag time associated with traditional continuous glucose monitoring systems.

Australia Clinical Trial

In July 2025, the Company initiated a feasibility clinical trial at the Diabetes Technology Research Group of St Vincent’s Hospital in Melbourne, Australia. While the system performance was similar to that observed in the Brazilian trial, this study provided meaningful protocol and product learnings which have been incorporated for the next planned clinical study (discussed below).

US Clinical Trial Readiness

Following the completion of these trials, the Company has completed several key clinical trial readiness activities for its planned U.S. clinical study. A U.S. clinical trial site has been secured, and a Clinical Research Organization (CRO) experienced with diabetes Medtech has been engaged to manage and conduct the study. In parallel, the Company has completed targeted product design iterations to further enhance functionality and performance. With these foundational elements in place, the Company is currently engaged in discussions with the FDA regarding its planned U.S. clinical trial program. Glucotrack expects to be positioned to initiate the study in the second half of 2026, subject to FDA approval of its IDE submission.

Patents

In October and November 2025, the Company was successfully awarded three critical patents relating to the Company’s CBGM platform, a long-term implantable device designed for three-year sensor longevity, including proprietary sensor chemistry, intravascular lead design, and low-power electronics. The US Patent and Trademark Office (USPTO) issued Patent Nos. US 12,453,494, US 12,458,257, and US 12,458,258 for the Company’s CBGM platform.

Together, these innovations bridge the gap between short-lived subcutaneous sensors and larger pacemaker-class devices, securing critical components of the Company’s intellectual property portfolio for the long-term. These three new patents were critical to securing and expanding the Company’s core intellectual property portfolio as it reinforces its go-to-market strategy.

About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s Continuous Blood Glucose Monitor (CBGM) is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. The Glucotrack CBGM is an Investigational Device and is limited by federal (or United States) law to investigational use.

For more information, please visit http://www.glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “anticipate”, “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 31, 2025.

Contacts:

Investor Relations:	Media:
investors@glucotrack.com	GlucotrackPR@icrinc.com